UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2005

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005, Martek entered into a letter agreement with Mr. Peter Nitze offering Mr. Nitze the position of Chief Operating Officer of the Company, subject to approval by Martek’s Board of Directors (the "Letter Agreement"), which approval was given on September 6, 2005. See Item 5.02(b) below. The Letter Agreement is filed as Exhibit 10.1 to this report. Under the Letter Agreement, upon his appointment as Chief Operating Officer, Mr. Nitze’s annual base salary is $364,000 and he will be eligible to participate in Martek’s Amended and Restated Management Cash Bonus Incentive Plan. In addition, the Company has provided Mr. Nitze with a relocation allowance of up to $150,000, provided his relocation occurs within six months of September 6, 2005. If Mr. Nitze terminates his employment on or before September 5, 2006, he will be required to repay in full his relocation allowance. If he terminates his employment after September 5, 2006 but on or before September 5, 2007, he will be required to repay fifty percent of his relocation allowance.

Under the Letter Agreement, Mr. Nitze is entitled to, and the Compensation Committee of the Board of Directors has granted Mr. Nitze, an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $50.51 per share. The option will vest in five equal increments over a four year period and was granted pursuant to the terms and conditions of the Company’s 2004 Stock Incentive Plan, as amended, and the Company’s standard form of option agreement, which is filed as Exhibit 10.47 to the Company’s Annual Report on Form 10-K, filed with the SEC on January 13, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Appointment of Jerome Keller to the Board of Directors

On September 6, 2005, Mr. Jerome Keller, Senior Vice President, Sales and Marketing, announced his retirement from the Company effective as of October 31, 2005. The Board of Directors, with the recommendation of the Nominating and Corporate Governance Committee, on September 6, 2005 elected Mr. Keller as a Class I director of the Board effective on the date of his retirement from the Company. As a Class I director, Mr. Keller’s term expires at the 2008 Annual Meeting of Stockholders. Effective upon Mr. Keller’s appointment to the Board, the size of Martek’s Board will increase to ten members.

Upon his appointment to the Board, Mr. Keller will receive an annual retainer of $20,000 plus $2,000 and expenses per Board meeting. In addition, upon joining the Board, Mr. Keller may also receive options customarily granted to new directors. These options would be granted pursuant to the Company’s 2004 Stock Incentive Plan, as amended, at a per share exercise price equal to the closing price of the Company’s common stock on the grant date. Mr. Keller will not be considered an "independent director" under applicable NASDAQ listing standards and is not expected to serve on any current board committees.

(b) Appointment of Peter Nitze as Chief Operating Officer

Effective on September 6, 2005, the Board of Directors elected Mr. Peter Nitze as Chief Operating Officer of the Company. Mr. Nitze reports to the President of the Company and is responsible for overseeing all production and research and development activities. Pursuant to the Letter Agreement, which is filed as Exhibit 10.1 to this report, Mr. Nitze’s annual base salary is $364,000 and he will be eligible to participate in Martek’s Amended and Restated Management Cash Bonus Incentive Plan. In addition, the Company has provided Mr. Nitze with a relocation allowance of up to $150,000, provided his relocation occurs within six months of September 6, 2005. If Mr. Nitze terminates his employment on or before September 5, 2006, he will be required to repay in full his relocation allowance. If he terminates his employment after September 5, 2006 but on or before September 5, 2007, he will be required to repay fifty percent of his relocation allowance.

The Compensation Committee of the Board of Directors has granted Mr. Nitze an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $50.51 per share. The option will vest in five equal increments over a four-year period and was granted pursuant to the terms and conditions of the Company’s 2004 Stock Incentive Plan, as amended, and the Company’s standard form of option agreement, which is filed as Exhibit 10.47 to the Company’s Annual Report on Form 10-K, filed with the SEC on January 13, 2005.

Prior to his appointment with the Company, Mr. Nitze, age 47, served as Vice President of Operations at DRS Technologies, with responsibility for the alignment and deployment of the company’s manufacturing and supply chain resources. Before joining DRS Technologies, Mr. Nitze served as the Chief Operating Officer of Regulatory DataCorp, a New York City firm that provides risk management services to financial services institutions, from July 2002 to April 2004. Prior to joining Regulatory DataCorp, he was the business leader of the Optoelectronics venture at Honeywell International from February 2000 to November 2001, where he had previously served as the head of global operations for the Amorphous Metals division. Mr. Nitze began his career at General Electric Co. in finance, and subsequently held a variety of positions in engineering, marketing, supply chain, and operations management. Mr. Nitze has over 20 years of operations and general management experience with small, medium and large companies. He holds two masters’ degrees in engineering from Stanford University and a bachelor’s degree from Harvard.

The information contained herein with respect to the Letter Agreement is a summary of the material terms of such agreement and is qualified in its entirety by such agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Letter Agreement dated July 6, 2005 by and between Mr. Peter Nitze and Martek Biosciences Corporation. +

+ Denotes management contract or compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

September 8, 2005	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated July 6, 2005 by and between Mr. Peter Nitze and Martek Biosciences Corporation.